SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant   [ ]
Filed by a Party other than the Registrant  [X]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, For use of Commission only (as permitted by Rule 14a-6(e)(2)
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a.12


                             Carolina Fincorp, Inc.
                (Name of Registrant as Specified In its Chapter)

             Patrick Molamphy, Carroll M. Edwards, Patrick Perrotta,
                      Thomas McInnis and Hilton D. Haines
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)    Title of each class of securities to which transaction applies:
               Common Stock
         2)    Aggregate number of securities to which transaction applies:
               Not Applicable
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
               Not Applicable
         4)    Proposed maximum aggregate value of transaction: Not Applicable
         5)    Total fee paid: Not Applicable

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of the filing.

         1)    Amount Previously Paid:  $0
         2)    Form, Schedule or Registration Statement No.:  Not Applicable
         3)    Filing Party:  Not Applicable
         4)    Date Filed:  Not Applicable

                     PROXY STATEMENT OF THE CAROLINA FINCORP
                     COMMITTEE TO ENHANCE SHAREHOLDER VALUE.

                        ANNUAL MEETING OF SHAREHOLDERS OF
                             CAROLINA FINCORP, INC.
                                NOVEMBER 17, 1999


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           PLEASE SIGN, DATE AND RETURN THE ENCLOSED GREEN PROXY CARD
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This Proxy Statement and Green Proxy Card are being furnished to the holders of shares of the common stock (the "shareholders"), of Carolina Fincorp, Inc., (the "Company") a North Carolina corporation, in connection with the solicitation of proxies (the "Proxy Solicitation") by the Committee to Enhance Shareholder Value and a group of concerned shareholders (the "Committee"). The Annual Meeting of Shareholders is to be held on November 17, 1999 at 1:00 p.m. Eastern Time, at the Calvin Little Room, Thomas H. Leath Memorial Library, 412 E. Franklin Street, Rockingham, North Carolina (the "Annual Meeting"). The principal executive offices of the Company are located at 115 South Lawrence Street, Rockingham, North Carolina 28379. This Proxy Statement and the accompanying Green Proxy Card were first mailed to Stockholders on or about October 18, 1999.

At the Annual Meeting, the Company will be seeking (i) the election of eight Directors for a term of one year or until their successors have been elected and qualified, and (ii) ratification of the appointment of Dixon, Odom PLLC as the Company's independent auditor, as well as the independent auditor for Richmond Savings Bank, Inc., SSB (the "Bank") for the fiscal year ending June 30, 2000.

The Committee is soliciting your proxy in support of the election of David Foote, Jeff Edwards, Patrick Molamphy, and Thomas McInnis (collectively "Committee Nominees") to the Company's Board of Directors. In addition, the Committee is seeking authority to vote for each of the eight director positions at the Annual Meeting. In that respect, the proxyholders will vote for four of the Company's nominees, John T. Page, Jr., Russell E. Bennett, Jr., Joe McLaurin, and W. Jesse Spencer and will not vote for J. Stanley Vetter,
E. E. Vuncannon, Jr., Buena Vista Coggin, and R. Larry Campbell. There is no assurance that the Company's nominees will serve, if elected, with any of the Committee's nominees. The Committee members own approximately 102,800 shares (5.48%) of the Company's outstanding Common Stock and are soliciting the votes of other stockholders to elect our nominee's at this year's Annual Meeting.

THE COMMITTEE RECOMMENDS THAT YOU VOTE YOUR SHARES IN FAVOR OF THE COMMITTEES NOMINEES. PLEASE VOTE THE GREEN PROXY CARD.

The Committee consists of Carroll M. Edwards, Patrick Molamphy, Patrick Perrotta, Thomas McInnis, and Hilton Haines. See Appendix A for information regarding the Committee Members and the amount of shares of common stock of the Company owned by them. See Appendix B for a list of the transactions in the shares of the Company's common stock by each of the Committee Members for the last two years. Committee Nominee Mr. Foote is not a member of the Committee, but has agreed to serve on the Board, if elected. Mr. Foote has extensive experience in the banking business, and has experience merging converted thrifts with operating commercial banks. The Committee feels Mr. Foote's experience to be a valuable trait to the shareholders if elected.

The goal of the Committee is to enhance shareholder value and it is the opinion of the Committee that one of the best ways to accomplish this goal is through the representation of new shareholders on the Board of Directors. THROUGH REPRESENTATION ON THE BOARD OF DIRECTORS, THE COMMITTEE NOMINEES WILL ATTEMPT TO FORCE A SALE OR MERGER OF THE COMPANY. IF A SALE OF THE COMPANY WOULD NOT RESULT IN A SATISFACTORY PRICE, OR A MERGER WITH AN ACCEPTABLE FINANCIAL INSTITUTION COULD NOT BE FOUND, THEN THE COMMITTEE WOULD SEEK TO IMPROVE EARNINGS OF THE COMPANY through elimination of the planned expansion into Pinehurst, NC, elimination of bonus plans for management that are not linked to performance of the Company, and expansion into the profitable Commercial Lending arena.

The Committee has determined to vote for those nominees by the Company that the Committee believes will be able to work together for the benefit of all shareholders. However, if the Committee Nominees and four of the nominees by the Company are elected, there can be no assurance that a split or dead locked board of directors could result. This result would adversely affect the operations of the Company and may lead to judicial or regulatory resolution of control of the Company.

The Company has been notified of the Committee's intention to solicit proxies on its own behalf by the filing of this Proxy Statement, the filing of Schedule 13D, and by certified mail to the Company in correspondence dated May 17th, 1999 and September 20th, 1999. The Company was also notified of the Committee Nominees by certified mail dated September 29, 1999.

Please refer to the Company's proxy statement, which has been sent to each of you, for a full description of the securities ownership of the Company, the share vote required to ratify each proposal, information about the Company's officers and director nominees, including compensation, information about the ratification of the appointment of Dixon Odom, PLLC as independent auditors and the date by which shareholders must submit proposals for inclusion in the next Annual Meeting

Holders of record of shares of Common Stock of the Annual Meeting Record Date, the close of business on September 24, 1999, are urged to submit a proxy even if such shares have been sold after that date. The number of Shares of Common Stock outstanding as of the Annual Meeting Record Date is 1,871,545. Each share of common Stock is entitled to one vote at the Annual Meeting.


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YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU HOLD. IF YOUR
SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, OR NOMINEE, ONLY THEY CAN VOTE YOUR SHARES AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS. ACCORDINGLY, PLEASE RETURN THE GREEN PROXY CARD IN THE ENVELOPE PROVIDED BY YOUR BANK OR BROKER, OR CONTACT THE PERSON RESPONSIBLE FOR YOR ACCOUNT AND GIVE INSTRUCTIONS FOR SUCH SHARES TO BE VOTED FOR THE COMMITTEE NOMINEES.
--------------------------------------------------------------------------------

If your shares are registered in more than one name, the GREEN proxy card should be signed by all such persons to ensure that all shares are voted for the Committee's Nominees.

BY SIGNING, DATING AND MAILING THE ENCLOSED GREEN PROXY CARD, YOU WILL REVOKE ANY PREVIOUSLY DATED PROXY. ONLY YOUR LATEST DATED PROXY WILL COUNT AT THE MEETING.

THIS SOLICITATION IS BEING MADE BY THE COMMITTEE, NOT ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.


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QUESTIONS AND ASSITANCE. If you have not received a Green Proxy Card or have any questions or need assistance voting, please call:

                           BEACON HILL PARTNERS, INC.
                                 90 BROAD STREET
                            NEW YORK, NEW YORK 10004
                            TOLL FREE: 1-800-755-5001
                             COLLECT: (212) 843-8500
                            ATTENTION: Rick Grubaugh
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PLEASE REMEMBER TO DATE YOUR PROXY CARD, AS ONLY YOUR LATEST DATED PROXY WILL
COUNT AT THE ANNUAL MEETING. IF YOU HAVE ANY DOUBTS AS TO WHETHER YOUR PROXY WILL BE RECEIVED IN TIME TO BE CAST AT THE ANNUAL MEETING, PLEASE CALL BEACON HILL PARTNERS AT THE ABOVE TELEPHONE NUMBERS.

If you have any general questions about the solicitation, please call Pat Molamphy at 1-800-603-3074.

                          REASONS FOR THE SOLICITATION


The Committee believes its fellow shareholders have the same goal: maximize the value of the Company's stock. The Committee believes that this goal can be accomplished most effectively by the sale or merger of the Company. The Committee is disappointed with the financial performance of the Company, and confident that the Board of Directors, as presently constituted, cannot maximize the value of our Company.

ISSUE 1, RETURN ON EQUITY
Pages two and three of the 1999 Annual Report provided to shareholders by the Company reveal the true picture of our Company. The 1995 Return on Equity of 9.3% should be compared to the 1999 Return on Equity of 5.94%. Not what shareholders wish to see, returns going in the wrong direction. The FDIC Website calculated the December 31, 1998 average Return on Equity for all North Carolina institutions at 14.97%. The paltry returns on equity is reason number one why the committee feels there should be fresh faces and new ideas on the Board of Directors.

ISSUE 2, RETURN ON ASSETS
Pages two and three of the 1999 Annual Report provided to Shareholders by the Company reveal another aspect of our Company. 1999 Return on Assets was 0.81%, compared to the prior year Return on Assets of 0.93%. Again, using the FDIC Website, the December 31, 1998 North Carolina average Return on Assets was 1.28%. Again, a key measure of performance of the Company is going in the wrong direction.

ISSUE 3, DIRECTOR AND MANAGEMENT COMPENSATION
The Committee urges the Shareholders to closely exam the proxy material provided by the Company, in particular the directors' compensation, and the compensation of the chief executive officer. It is the opinion of the Committee that management compensation is exorbitant, and would ask Shareholders to review the terms of the total compensation for 1998, as well as the options granted in 1999.

ISSUE 4, EXPANSION INTO PINEHURST, NC
The Committee believes that the planned expansion into Pinehurst, NC is not in the best interests of Shareholders. A new full service branch in an already crowded market could be a drag on earnings for the next few years. Our Company does not have the products or services to adequately compete in this market. Management should concentrate on making the branch in Southern Pines, North Carolina more profitable.

ISSUE 5, LACK OF COMMERCIAL LENDING STAFF
In the opinion of the Committee, one of the main reasons the Company's fundamentals have lagged the FDIC average for all institutions in North Carolina is that management has failed to execute an aggressive commercial lending strategy. The Company's failure of the Board of Directors to hold management accountable in the commercial arena is another reason the Corporation needs new faces on the Board of Directors.

The Committee believes that the Shareholders cannot reasonably expect the Company to achieve the operating results of other well run banks, as measured by the FDIC averages of Return on

Equity and Return on Assets, if it remains on its current financial performance. For this reason we urge Shareholders to VOTE THE GREEN PROXY CARD. A VOTE FOR THE COMMITTEE IS A VOTE TO START THE PROCESS TO SELL OR MERGE THE COMPANY.

       NOMINEES OF THE COMMITTEE FOR THE BOARD OF DIRECTORS OF THE COMPANY

         The Committee is proposing the election of the Committee Nominees, namely, Messrs. Foote, Edwards, McInnis and Molamphy, to the Board of Directors. The Committee does not expect that the Committee Nominees, who have expressed their willingness to serve on the Board of Directors of the Company, will be unable to stand for election. In the event that a vacancy in the Committee's slate should occur unexpectedly, the shares of common stock represented by the enclosed Green Proxy Card will be voted for a substitute candidate selected by the Committee.

         If you wish to vote for the Committee Nominees, you must submit the enclosed Green Proxy Card and must NOT submit the Company's proxy card. By voting on the Committee's Green Proxy Card, you will be voting for the Committee Nominees and for four of the Company Nominees John T. Page, Jr., Russell E. Bennett, Jr., Joe McLaurin and W. Jesse Spencer, but not for Stanley J. Vetter,
E. E. Vuncannon, Jr., Buena Vista Coggin, and R. Larry Campbell, unless alternative instructions are indicated on the Green Proxy Card.

         The following information concerning age, principal occupation, business experience and directorships during the last five years has been furnished to the Committee by the Committee Nominees:

         DAVID FOOTE, 59, 118 Steeplechase Way, Southern Pines, North Carolina 28387, retired in 1996 from CFX Corporation, the holding company of Cheshire County Savings Bank. At Cheshire, Mr. Foote was Senior Vice President and Senior Lending Officer. After converting the thrift, David was appointed President and Chief Executive Officer of Monadnock Bank, which was wholly owned by CFX Corporation. In 1994, David merged Monadnock Bank back to the parent, CFX, and became Senior Vice President, whose duties included Mergers and Acquisitions.

         JEFF EDWARDS, 39, P. O. Box 219, Marshville, North Carolina 28103, is President of Edwards Wood Products, Marshville, North Carolina. Mr. Edwards oversees daily operations of the largest manufacturing operation of wood pallets in the United States. With over three hundred employees, Edwards Wood Products is one of North Carolina's business success stories. Carroll M. Edwards, father of Jeff, is CEO of Edwards Wood Products, and is one of the Company's largest individual stockholders.

         THOMAS MCINNIS 45, P. O. Box 1267, Rockingham, North Carolina, is managing partner of Iron Horse Auction Co. Inc., a regional auction marketing organization for real estate and personal property. Mr. McInnis is also President of Ironhorse Transportation Services, which buys, sells, and refurbishes railroad equipment and power units, and is also managing partner of Stanly Richmond & Co. LLC. Mr. McInnis is a Graduate of Certified Auctioneers Institute, Indiana University, and The Auction Market Institute Accredited Auctioneer of Real Estate.

         PATRICK MOLAMPHY 33, P. O. Box 1324, Rockingham, North Carolina, is the principal of Molamphy and Associates, which specializes in insurance and investments, and principal of Pinehurst Hospitality, a North Carolina LLC which owns the Holiday Inn Convention Center, Southern Pines, NC. Prior to forming his own firm, Pat has experience in Commercial Lending with Southern National Bank, now BB&T, and the former Citizens and Southern National Bank, now Bank of America. Pat has a Bachelor of Science Degree in Business Administration from The Citadel.

                      RATIFICATION OF INDEPENDENT AUDITORS

The Committee has no objections to the ratification of the appointment of Dixon Odom, PLLC as independent auditors for the Company and the Bank for the Fiscal Year ending June 30, 2000.

                            SOLICITATION AND EXPENSES

The Committee may solicit proxies by mail, advertisement, telephone, facsimile, telegraph, electronic mail, contact through the Committee Web Site at www.richmondsavingsbank.com, or through personal solicitation. Phone calls may be made to individual shareholders by the committee and employees of Beacon Hill Partners, Inc. Pat Molamphy will be principally responsible to solicit proxies for the Committee and certain employees of Molamphy will perform secretarial work in connection with the solicitation of the proxies, for which no additional compensation will be paid. Banks, brokerage houses, and other custodian, nominees, and fiduciaries will be requested to forward the Committee's solicitation material to their customers for whom they hold shares and the Committee will reimburse them for their reasonable out of pocket expenses.

The Committee has retained Beacon Hill Partners, Inc. to assist in the solicitation of proxies and for related services. The Committee will pay Beacon Hill Partners, Inc. a fee of up to $30,000, and has agreed to reimburse it for its reasonable out of pocket expenses. The entire expense of preparing, assembling, printing and mailing this Proxy Statement, and related materials and the cost of soliciting proxies will be borne by the Committee. Although no precise estimate can be made at the present time, the Committee currently estimates that the total cost of the proxy solicitation, including legal fees, to be approximately $100,000. The Committee intends to seek reimbursement from the Company for these costs incurred by the Committee, and does not intend to submit the question of such reimbursement to a vote of the Shareholders.

APPENDIX A


                                               NUMBER OF SHARES       PERCENT OF
         NAME         BUSINESS ADDRESS         BENEFICIALLY OWNED       CLASS
         ----         ----------------         ------------------       -----

CARROLL M. EDWARDS    PO 219                      55,000               2.94%
                      MARSHVILLE, NC 28103

PATRICK MOLAMPHY      PO 1324                     18,800               1.0%
                      ROCKINGHAM, NC 28380

PATRICK PERROTTA      3548 DUNLIN SHORE CT.        7,000               0.37%
                      NORCROSS, GA 30082

THOMAS MCINNIS        PO 1267                     18,000               0.96%
                      ROCKINGHAM, NC 28380

HILTON D. HAINES      PO 1174                      4,000               0.21%
                      ROCKINGHAM, NC 28380


None of Messrs. Edwards, Molamphy, McInnis, Perrotta, Haines, or Foote during the last five years, (I) has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); or (ii) was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

APPENDIX B

Transactions

Set forth below is a list of all transactions in securities of the Company by the members of the Committee in the period since October 18, 1997.


                               Date of           Number   Purchase (P) or
         Name                Transaction       of Shares      Sale (S)
         ----                -----------       ---------  ---------------
Carroll M. Edwards             5/07/99              600          P

Carroll M. Edwards             5/10/99            2,154          P

Carroll M. Edwards             5/11/99              600          P

Carroll M. Edwards             5/13/99            5,246          P

Carroll M. Edwards             5/14/99            5,000          P

Carroll M. Edwards             5/17/99              400          P

Carroll M. Edwards             5/17/99            6,000          P

Carroll M. Edwards             5/18/99            3,000          P

Carroll M. Edwards             5/19/99            5,000          P

Carroll M. Edwards             5/20/99            1,300          P

Carroll M. Edwards             5/25/99              700          P

Carroll M. Edwards             5/27/99            5,000          P

Carroll M. Edwards             6/02/99            5,000          P

Carroll M. Edwards             6/23/99            5,000          P

Carroll M. Edwards             7/06/99            1,000          P

Carroll M. Edwards             7/08/99            3,000          P

Carroll M. Edwards             7/12/99            1,000          P

Carroll M. Edwards             7/14/99            3,200          P

Carroll M. Edwards             7/19/99            1,800          P

Patrick D. Molamphy            3/12/99            5,000          P

Patrick D. Molamphy            3/15/99            2,000          P

Patrick D. Molamphy            4/05/99              100          P

Patrick D. Molamphy            4/07/99            2,000          P

Patrick D. Molamphy            4/08/99              100          P

Patrick D. Molamphy            4/22/99              500          P

Patrick D. Molamphy            6/01/99            1,000

Patrick D. Molamphy            8/24/99              100

Patrick D. Molamphy            8/31/99            1,600

Patrick D. Molamphy            9/20/99              500

Thomas M. McInnis              3/18/99            2,000          P

Thomas M. McInnis              3/31/99              500          P

Thomas M. McInnis              4/13/99            1,100          P

Thomas M. McInnis              4/15/99              200          P

Thomas M. McInnis              4/21/99              700          P

Thomas M. McInnis              6/01/99            1,800

Thomas M. McInnis              7/14/99              700

Thomas M. McInnis              9/07/99            4,400

Thomas M. McInnis              9/22/99              300

Thomas M. McInnis              9/24/99              300

Patrick Perrotta               3/15/99            2,000          P

Patrick Perrotta               3/16/99            2,000          P

Patrick Perrotta               4/12/99            2,000          P

Patrick Perrotta               4/22/99            3,000          P

Patrick Perrotta               8/11/99              500

Patrick Perrotta               8/11/99              500

Patrick Perrotta               8/31/99              100          P


APPENDIX C

                     Revocable Proxy Carolina Fincorp, Inc.
Annual Meeting of Stockholders
November 17, 1999 - 1:00p.m.
This proxy is being solicited on behalf of the Committee to Enhance Shareholder Value and its' nominee's

The undersigned holder of Common Stock of Carolina Fincorp, Inc. (the "Company"), revoking all proxies heretofore given, hereby constitutes and appoints Patrick D. Molamphy, Jeff Edwards, and Thomas McInnis, each with full power of substitution, attorneys and proxies to appear and vote, as indicated below, all the shares of Common Stock of the Company held of record by the undersigned, and with all the powers the undersigned would possess if personally present, at the 1999 Annual Meeting of Shareholder of Carolina Fincorp, Inc., to be held at the Calvin Little Room, Thomas H. Leath Memorial Library, 412 East Franklin Street, Rockingham, North Carolina, on November 17, 1999 at 1:00 P.M. EST, and at any adjournments or postponements thereof.

1. PROPOSAL TO ELECT THE FOLLOWING FOUR NOMINEES LISTED BELOW AS DIRECTORS OF THE COMPANY, TO SERVE AS DIRECTORS UNTIL THE 2000 ANNUAL MEETING OF STOCKHOLDERS OR UNTIL TEIR SUCESSORS ARE DULY ELECTED AND QUALIFIED.

     FOR NOMINESS LISTED [ ]              WITHHOLD AUTHORITY TO VOTE FOR ALL [ ]
     (EXCEPT AS MARKED TO THE NOMINEES    LISTED BELOW
      CONTRARY BELOW)

     INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:

     NOMINEES:  Patrick Molamphy, Jeff Edwards, Thomas McInnis, David Foote.

2.   COMPANY NOMINEES
     The Committee to Enhance Shareholder Value intends to use this proxy to vote for persons who have been nominated by the Carolina Fincorp, Inc. to serve as directors as listed below. You may withhold authority to vote for one or more additional company nominees, by striking through the name of the nominee(s) below. You should refer to the proxy statement and form of proxy distributed by the company for the names, background, qualifications, and other information concerning the company's nominees.

     John T. Page, Jr., Russell E. Bennett, Jr., Joe McLaurin, W. Jesse Spencer

     There is no assurance that any of company's nominees will serve as directors if any of the Committee's nominees are elected to the board.

     Company nominee with respect to who the Committee to Enhance Shareholder Value is NOT seeking authority to vote for and WILL NOT exercise any such authority:

     J. Stanley Vetter, E. E. Vuncannon, Jr., Buena Vista Coggin,
     R. Larry Campbell

3. The proxies are authorized to vote in their discretion upon such other matters as may properly come before the meeting or any postponements or adjournments thereof.

     PLEASE BE SURE TO SIGN AND DATE THIS PROXYIN THE BOX BELOW.

     ____________________________________________        DATE __________________
     STOCKHOLDER SIGN ABOVE      CO-HOLDER IF ANY

     Signature(s) should conform to names as registered. For jointly owned shares, each owner should sign. When signing as attorney, executor, administrator, trustee, guardian, or officer of a corporation, please give full title.

     PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD TODAY. PLEASE ACT PROMPTLY USING THE ENCLOSED ENVELOPE.